EXHIBIT 99.1


                                                                  [CYTOGEN LOGO]



COMPANY CONTACT:
Cytogen Corporation
Stacy Shearer
Investor Relations
(609) 750-8289
sshearer@cytogen.com
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    CYTOGEN REACQUIRES MARKETING RIGHTS TO QUADRAMET(R) PAIN THERAPY PRODUCT

PRINCETON, N.J., (AUGUST 1, 2003) -- Cytogen Corporation (Nasdaq: CYTO) today announced that the Company completed the reacquisition of marketing rights held by Berlex Laboratories, a U.S. affiliate of Schering AG, Germany (NYSE: SHR), to QUADRAMET(R) (Samarium Sm 153 Lexidronam) in North and Latin America in exchange for an upfront payment of $8 million and royalties based on future sales. QUADRAMET is a skeletal targeting therapeutic radiopharmaceutical for the relief of pain due to bone metastases arising from prostate, breast, multiple myeloma and other types of cancer.

"Cytogen is very pleased to be able to offer QUADRAMET to customers through its in-house specialty sales force that already calls upon urologists and radiation oncologists," said Michael D. Becker, President and Chief Executive Officer of Cytogen Corporation. "Our reacquisition of marketing rights to QUADRAMET in the U.S. provides an excellent opportunity to accelerate Cytogen's product-driven, oncology-focused business model, and we believe that the addition of QUADRAMET to our marketed product portfolio has great significance for Cytogen's future growth. In addition to providing pain relief, recently reported and ongoing clinical studies suggest that certain unique properties of QUADRAMET may allow it to be used in combination with other drugs, such as chemotherapeutics and bisphosphonates, to treat a variety of cancers. We intend to continue to aggressively pursue these investigational applications."

Under a 1998 agreement, Berlex had marketing rights to QUADRAMET in North and Latin America. Under this agreement, Cytogen received and reported royalties on product sales made by Berlex. In 2002, Berlex recorded QUADRAMET sales of approximately $7.36 million, for which Cytogen recorded $1.84 million in royalty revenue. Effective immediately, Cytogen will begin receiving and recording all revenue from the sales of QUADRAMET, less a continuing obligation to make royalty payments to Berlex. Schering AG, which acquired CIS Bio International in 2000, will continue to market Quadramet in Europe as a direct licensee of Dow.

In 1993, Cytogen obtained a license to manufacture, use and sell QUADRAMET under an agreement with the Dow Chemical Company. QUADRAMET is a skeletal targeting therapeutic radiopharmaceutical consisting of a short half-life therapeutic radionuclide (Samarium-153) bound to a small-molecule, bone-seeking phosphonate (EDTMP) that targets and accumulates in osteoblastic sites (areas of new bone formation), thereby delivering radioactivity in areas that have been invaded by metastatic tumor. In 1997, Cytogen received clearance from the United States Food and Drug Administration (FDA) to market QUADRAMET to treat pain associated with confirmed osteoblastic metastatic bone lesions that enhance on radionuclide

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bone scan. Osteoblastic bone lesions can be associated with advanced prostate, breast, multiple myeloma and other cancers that have metastasized to bone, which can cause pain that may be severe and difficult to treat.

According to the American Cancer Society, approximately 1.33 million new cancer cases are expected to occur in the United States during 2003. Research indicates that many patients with advanced cancer develop bone metastasis, the spread of cancerous cells from the original tumor to bones. Often, bone is the only site of metastasis in these patients. Pain is one of the most common symptoms associated with cancer, occurring in approximately one quarter of patients with newly diagnosed malignancies, one third of patients undergoing treatment, and three quarters of patients with advanced disease. Studies have shown that many patients with cancer (especially older adults) do not receive adequate pain relief. Effective pain control can help patients stay involved not only in their cancer treatment but also in the activities of daily living. When pain is under control, people may have better appetites, and may be better able to get restful sleep. Pain relief also means stress relief because constant discomfort is a direct cause of anxiety, anger, fear, and depression.

The World Health Organization (WHO) has devised a simple, three-step analgesic ladder for managing cancer pain. The first tier offers nonsteroidal anti-inflammatory drugs (NSAIDs). With increasing symptoms, the second tier adds a weak opioid to the NSAID. If pain persists or worsens, the third tier substitutes a strong opioid. However, opioids are associated with sedation, fatigue, nausea, vomiting, confusion, constipation, urinary retention, sexual dysfunction, itching, sleep disturbances, and dry mouth. In controlled clinical trials, patients receiving QUADRAMET experienced significant improvements in pain scores that correlated with their ability to decrease the use of opioid analgesics.

Some patients may experience a slight increase in bone pain (called a flare) within a few days of receiving QUADRAMET. However, this is usually temporary and can be relieved by over-the-counter analgesic products. Because QUADRAMET causes myelosuppression, prior to administration, clinical benefits should be judged to outweigh the risks in patients having compromised bone marrow reserves or undergoing other therapies that cause myelosuppression.

Patients who respond to QUADRAMET might begin to notice the onset of pain relief one week after injection and may be encouraged to decrease their use of opioid analgesics. Any QUADRAMET not taken up by the bone is rapidly excreted from the body, normally within 6 hours. This rapid excretion minimizes radiation exposure to normal bone marrow and limits the myelosuppressive (suppression of bone marrow) effects of QUADRAMET. The myelosuppressive effect is temporary and typically recovers to pretreatment levels within 8 weeks.

QUADRAMET is manufactured by Bristol-Myers Squibb Medical Imaging, Inc. (formerly DuPont Pharmaceuticals). Full prescribing information for QUADRAMET may be obtained in the U.S. from Cytogen Corporation by calling toll free 800-833-3533 or by visiting the web site at http://www.quadramet.com.

About Cytogen Corporation

Cytogen Corporation of Princeton, NJ is a product-driven, oncology-focused biopharmaceutical company. Cytogen markets proprietary and licensed oncology products through its in-house specialty sales force: ProstaScint(R) (a
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monoclonal antibody-based imaging agent used to image the extent and spread of prostate cancer); Quadramet(R) (a skeletal targeting therapeutic radiopharmaceutical for the relief of pain due to bone metastases arising from prostate and other types of cancer); and NMP22(R) BladderChek(TM) (a point-of-care, in vitro diagnostic test for bladder cancer). Cytogen has exclusive U.S. marketing rights to Combidex(R), an ultrasmall superparamagnetic iron oxide contrast agent for magnetic resonance imaging of lymph nodes that is pending clearance by the U.S. Food and Drug Administration. Cytogen's pipeline comprises product candidates at various stages of clinical development, including fully human monoclonal antibodies and cancer vaccines based on PSMA (prostate specific membrane antigen) technology, which was exclusively licensed from Memorial Sloan-Kettering Cancer Center. Cytogen also conducts research in cellular signaling through its AxCell Biosciences research division in Newtown, PA. For more information, please visit the Company's website at www.cytogen.com, which is not part of this press release.

This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements involve a number of risks and uncertainties and investors are cautioned not to put any undue reliance on any forward-looking statement. There are a number of important factors that could cause Cytogen's results to differ materially from those indicated by such forward-looking statements. In particular, Cytogen's business is subject to a number of significant risks, which include, but are not limited to, the risk of obtaining the necessary regulatory approvals, the risk of whether products result from development activities, the risk of shifts in the regulatory environment affecting sales of Cytogen's products such as third-party payor reimbursement issues, and the risk associated with Cytogen's dependence on its partners for development of certain projects. Cytogen cannot guarantee that Cytogen will actually achieve the plans, intentions or expectations disclosed in any such forward-looking statements. Cytogen's actual results may differ materially from Cytogen's historical results of operations and those discussed in such forward-looking statements and the risks stated above for various reasons, including, but not limited to, Cytogen's ability to carry out its business and financial plans, to successfully commercialize QUADRAMET(R), to determine and implement the appropriate strategic initiative for its AxCell Biosciences subsidiary, to fund development necessary for existing products and to pursue new product opportunities, to integrate in-licensed products such as NMP22(R) BladderChek(TM), to establish and successfully complete clinical trials where required for product approval, to obtain foreign regulatory approvals for products and to establish marketing arrangements in countries where approval is obtained, and other factors discussed in Cytogen's Form 10-K for the year ended December 31, 2002, as amended, and from time-to-time in Cytogen's other filings with the Securities and Exchange Commission. Any forward-looking statements made by Cytogen do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments Cytogen may make. Cytogen does not assume, and specifically disclaims, any obligation to update any forward-looking statements, and these statements represent Cytogen's current outlook only as of the date given.

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